UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 11, 2026

Date of Report (Date of earliest event reported)

FLAG SHIP ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-42138	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Broadway, Suite 934

New York, New York 10004

(Address of Principal Executive Offices, and Zip Code)

(646)-362-0256

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, $0.001 par value, and one right	FSHPU	The Nasdaq Stock Market LLC
Ordinary Shares, $0.001 par value	FSHP	The Nasdaq Stock Market LLC
Rights to receive one-tenth (1/10th) of one Ordinary Share	FSHPR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 15, 2026, Flag Ship Acquisition Corporation (the “Company”), Wilmington Trust, National Association, as trustee (the “Trustee”), and Vstock Transfer LLC entered into Amendment No. 2 to the Investment Management Trust Agreement, dated as of June 17, 2024 (the “Trust Amendment”). The Trust Amendment amends the Investment Management Trust Agreement to reflect the approval by the Company’s shareholders of an extension of the date by which the Company must consummate an initial business combination. As amended, the Company may extend the time period to consummate a business combination up to twelve times, with each such extension consisting of a one-month period, from June 20, 2026 until June 20, 2027, subject to the Sponsor (or its designees or affiliates) depositing into the trust account an amount equal to the lesser of (i) $60,000 and (ii) $0.033 for each outstanding ordinary share sold in the Company’s initial public offering for each monthly extension.

The foregoing description of the Trust Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Trust Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Extraordinary General Meeting of Shareholders of the Company held on June 11, 2026 (the “Extraordinary General Meeting”), the Company’s shareholders approved, by special resolution, an amendment to the Company’s Amended and Restated Memorandum and Articles of Association to extend the date by which the Company has to consummate an initial business combination up to twelve times, with each such extension consisting of a one-month period, from June 20, 2026 until June 20, 2027.

The foregoing description of the amendment to the Company’s Amended and Restated Memorandum and Articles of Association is qualified in its entirety by reference to the full text of such amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 11, 2026, the Company held an Extraordinary General Meeting of shareholders (the “Extraordinary General Meeting”). As of the close of business on May 13, 2026, the record date for the Extraordinary General Meeting, there were 5,025,517 ordinary shares outstanding and entitled to vote. Holders of 4,260,752 ordinary shares were present in person or represented by proxy at the Extraordinary General Meeting, constituting a quorum. At the Extraordinary General Meeting, holders of the Company’s outstanding ordinary shares in attendance (represented in person or by proxy) voted on two proposals presented, the Extension Proposal and the Adjournment Proposal, each as described in the proxy statement dated May 18, 2026 (the “Proxy Statement”). The final voting results for the proposal submitted to the shareholders at the Extraordinary General Meeting were as follows:

Proposal No. 1 – Extension Proposal

To amend, by special resolution, the Company’s Amended and Restated Memorandum and Articles of Association to extend the date by which the Company has to consummate a business combination up to twelve times, with each such extension being for a one-month period, from June 20, 2026 to June 20, 2027. The Extension Proposal required a special resolution under Cayman Islands law, being the affirmative vote of at least a two-thirds majority of the votes cast by the holders of the issued and outstanding ordinary shares present in person or represented by proxy and entitled to vote thereon at the Extraordinary General Meeting. The Extension Proposal has been approved by the following votes:

For: 2,993,175

Against: 1,267,577

Abstain: 0

Broker Non-Votes: 0

Proposal No. 2 – Adjournment Proposal

To approve, by ordinary resolution, the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there were insufficient votes to approve the Extension Proposal. The Adjournment Proposal received the following votes:

For: 2,993,175

Against: 1,267,577

Abstain: 0

Broker Non-Votes: 0

As disclosed in the Company’s Proxy Statement, the Adjournment Proposal would only be presented at the Extraordinary General Meeting if there were insufficient votes to approve the Extension Proposal. Although proxies were solicited and votes were tabulated with respect to the Adjournment Proposal, because the Extension Proposal received sufficient votes for approval, the Adjournment Proposal was not presented at the Extraordinary General Meeting and no action was taken with respect to such proposal.

Item 8.01	Other Events.

In connection with the shareholder votes at the Extraordinary General Meeting, holders of 1,507,257 ordinary shares of the Company properly exercised their right to redeem their shares for a pro rata portion of the funds held in the Trust Account.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Memorandum and Articles of Association of Flag Ship Acquisition Corporation.
10.1	Amendment No. 2 to the Investment Management Trust Agreement by and among Flag Ship Acquisition Corporation, Wilmington Trust, National Association and Vstock Transfer LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Flag Ship Acquisition Corporation

Dated: June 17, 2026	By:	/s/ Matthew Chen
	Name:	Matthew Chen
	Title:	Chief Executive Officer

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